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                                                                   Exhibit 23(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in Amendment No. 2 to the Proxy Statement/ Prospectus constituting part of this Registration Statement on Form S-4 of KeyCorp of our report dated January 15, 1992 relating to the consolidated financial statements of OMNIBANCORP and Subsidiaries, which appears in such Amendment No. 2 to the Proxy Statement/Prospectus. We also consent to the references to us under the heading "Experts" in such Amendment No. 2 to the Proxy Statement/Prospectus.


/s/ Price Waterhouse LLP

Price Waterhouse LLP

Denver, Colorado

January 31, 1995